UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 3, 2005

DICKIE WALKER MARINE, INC.

(Exact name of registrant specified in charter)

Delaware	000-1138724	33-0931599
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1405 South Coast Highway

Oceanside CA 92054

(Address of principal executive offices) (Zip Code)

(760) 450-0360

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement.

On February 3, 2005 the boards of Dickie Walker Marine, Inc. (“Dickie Walker”) (NasdaqSC: DWMA) and Intelligent Energy Holdings Plc (“Intelligent Energy”), a London-based energy solutions group focused on commercialization of fuel cell technologies, reached agreement on the terms of a proposed recommended offer for the entire issued share capital of Intelligent Energy, subject to satisfaction of applicable regulatory requirements, stockholder approval, and other conditions and pre-conditions to the offer. The directors of Dickie Walker and Intelligent Energy expect that through the acquisition, substantial benefits would flow to both sets of shareholders. This announcement does not amount to an announcement by Dickie Walker of a firm intention to make an offer for Intelligent Energy and there is no certainty that an offer will be made.

In evaluating the future of the Dickie Walker™ brand subsequent to the discontinuance of the West Marine private label business in fiscal 2004, the board of directors of Dickie Walker has concluded that the Company would have to expend a significant amount of funds to effectively market the brand in order to generate additional sales and profits. Although sales of the Dickie Walker brand increased in fiscal 2004 over 2003, this increase was on a small revenue base. Consequently, the board has determined that although the Dickie Walker brand has good potential to generate sales in the near future, the Company would continue to generate losses and would be unable to survive as a public company without additional financing, if such financing were even available. The directors of Dickie Walker believe that the acquisition of Intelligent Energy shares will ensure the continuation of the Company, although the Company’s business emphasis will no longer be on apparel. Therefore, if the transaction closes, the Company intends to explore opportunities to sell and/or license the Dickie Walker brand to another apparel, boating, or marine company.

Details of the Proposed Offer

After giving effect to a proposed 1 for 5 reverse stock split to occur prior to the exchange of shares, full acceptance of the proposed Dickie Walker offer would, if made, result in the issuance of up to 12,441,379 new shares of Dickie Walker common stock. For each Intelligent Energy ordinary share held, an Intelligent Energy shareholder would receive 0.324 shares of Dickie Walker common stock. In addition, it is proposed that existing Intelligent Energy options and warrants would roll over into 6,421,197 new options and warrants in Dickie Walker, after giving effect to the reverse split. Existing Dickie Walker options and warrants will remain outstanding following the close of the proposed offer. The exchange ratio and total share numbers may change to the extent that Intelligent Energy engages in any financing or strategic acquisitions, or creates a new stock option plan for its employees, pursuant to the terms of the Acquisition Agreement. However, Intelligent Energy shareholders and Dickie Walker stockholders would share in any resulting dilution proportionately.

Subject to full acceptance of the proposed offer, after the acquisition former Intelligent Energy shareholders would hold approximately 95 percent of Dickie Walker’s fully diluted stock, with the remaining approximately 5 percent of Dickie Walker’s fully diluted stock held by existing Dickie Walker stockholders. Post-transaction, the combined entity would be renamed Intelligent Energy Holdings, Inc., and Intelligent Energy management and shareholders would have operating and voting control. The offer would value Intelligent Energy’s current issued share capital, consisting of ordinary shares and existing options and warrants, at $111,841,247.

The making of the possible offer is pre-conditional upon the SEC declaring a registration statement effective (which condition cannot be waived) and other conditions being satisfied. There is no certainty that an offer will be made. Also, the closing of the offer will be conditional upon, among other factors, the approval of the offer by Dickie Walker’s stockholders and receipt of acceptances in respect of over 50 percent of Intelligent Energy’s ordinary shares.

The directors of Dickie Walker intend, if the offer is made, to unanimously recommend that the Dickie Walker stockholders approve the proposed acquisition of Intelligent Energy, and intend to vote their shares to approve the issuance of new shares of Dickie Walker common stock, the reverse stock split and any other proposals necessary to support the proposed offer. All of the directors of Dickie Walker have executed Parent Support Agreements agreeing to vote for the proposed offer if it is presented to Dickie Walker stockholders and further agreeing to refrain from trading in Dickie Walker shares for 180 days post-closing of the proposed offer.

The directors of Intelligent Energy intend, if the offer is made, to unanimously recommend Intelligent Energy shareholders accept the offer, subject to the Form S-4 to be filed with the SEC becoming effective and all other conditions of the offer being satisfied. The directors of Intelligent Energy have each agreed to execute a Lock-Up Agreement agreeing to refrain from trading in Dickie Walker shares for 180 days post-closing of the proposed offer.

Cappello Capital Corp., a U.S.-based investment bank, is advising Intelligent Energy in connection with the proposed offer. Cappello Capital Corp. has opted to receive payment of its transaction fees in equity-linked securities of Intelligent Energy rather than in cash and has executed a Lock-Up Agreement agreeing to refrain from trading in Dickie Walker shares for 180 days post-closing of the proposed offer. ARC Associates is acting as the U.K. financial adviser for Intelligent Energy with respect to the proposed transaction.

Where to Find Additional Information about the Transaction

Dickie Walker plans to file a Registration Statement on Form S-4 in connection with the transaction, and expects to mail a Proxy Statement/Prospectus to stockholders of Dickie Walker and shareholders of Intelligent Energy containing information about the transaction. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE REGISTRATION STATEMENT AND THE PROXY STATEMENT/PROSPECTUS CAREFULLY WHEN THEY ARE AVAILABLE. THE REGISTRATION STATEMENT AND THE PROXY STATEMENT/ PROSPECTUS WILL CONTAIN IMPORTANT INFORMATION ABOUT DICKIE WALKER, INTELLIGENT ENERGY, THE TRANSACTION AND RELATED MATTERS.

In addition to the Registration Statement and the Proxy Statement / Prospectus, Dickie Walker files annual, quarterly and special reports, proxy statements and other information with the U.S. Securities and Exchange Commission. You may read and copy any reports, statements or other information filed by Dickie Walker at the SEC public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Investors and security holders will be able to obtain free copies of these documents through the SEC’s website at http://www.sec.gov. Free copies of the Proxy Statement / Prospectus and related documents may also be obtained from Dickie Walker by mailing a request to Dickie Walker Marine, Inc., 1405 South Coast Highway, Oceanside, California 92054, attention: Todd Schmidt, telephone: (760) 450-0360. Dickie Walker’s filings with the SEC are also available to the public on the Dickie Walker website at www.dickiewalker.com or from commercial document retrieval services.

PondelWilkinson is providing investor relations support for the proposed transaction in the United States.

Limited Jurisdiction

Dickie Walker will not make its offer to Intelligent Energy shareholders in Canada, Australia and Japan, nor should offer materials be forwarded or transmitted in or into Canada, Australia or Japan.

Forward-Looking Statements

This release contains statements that are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding Dickie Walker’s or Intelligent Energy’s or their respective management’s intentions, hopes, beliefs, expectations, representations, projections, plans or predictions of the future. These statements are based on current estimates and projections about the companies’ respective businesses, which are derived in part on assumptions of management, and are not guarantees of future performance, as such performance is difficult to predict. Such statements include statements regarding any anticipated benefits of the proposed acquisition, the expected retention of the Intelligent Energy management team, hiring of new personnel, the advisory role of prior board members and the valuation of the offer. It is important to note that Dickie Walker’s and Intelligent Energy’s actual results could differ materially from those in any such forward-looking statements. Factors that could cause actual results to differ materially include risks related to uncertainties in the timing of the transaction, failure to adequately address or reconcile all U.S. and U.K. regulatory requirements, delay in obtaining or failure to obtain listing on the Nasdaq SmallCap Market for the shares of the combined entity, an inability to retain the present Intelligent Energy management team or obtain advice from prior board members, and the dilutive effects of subsequent financings or acquisitions. Dickie Walker does not intend to update any of these forward-looking statements after the date of this release.

Item 9.01.	Financial Statements and Exhibits.

(c)	Exhibits:

Exhibit Number	Description

2.2	Acquisition Agreement, dated as of February 3, 2005, by and between Intelligent Energy Holdings Plc and Dickie Walker Marine, Inc.

10.20	Form of Parent Support Agreement

10.21	Form of Lock-Up Agreement

10.22	Consulting Agreement with Gerald W. Montiel

99.1	Press release issued February 3, 2005 to announce the Acquisition Agreement and related agreements

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DICKIE WALKER MARINE, INC.

Date: February 7, 2005	By:	/s/ Gerald W. Montiel
Gerald W. Montiel
Chairman, Chief Executive Officer and President
(Duly Authorized Officer)

EXHIBIT INDEX

Exhibit Number	Description

2.2	Acquisition Agreement, dated as of February 3, 2005, by and between Intelligent Energy Holdings Plc and Dickie Walker Marine, Inc.

10.20	Form of Parent Support Agreement

10.21	Form of Lock-Up Agreement

10.22	Consulting Agreement with Gerald W. Montiel

99.1	Press release issued February 3, 2005 to announce the Acquisition Agreement and related agreements